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                                                            Exhibit 21


                           PPG INDUSTRIES, INC.
                       AND CONSOLIDATED SUBSIDIARIES
                       -----------------------------

                       SUBSIDIARIES OF THE REGISTRANT

The Registrant is PPG Industries, Inc. There are no subsidiaries for which separate financial statements are filed or included in group financial statements filed for unconsolidated subsidiaries. Significant subsidiaries included in the 1993 consolidated financial statements of the Company are:

                                                          Percentage of
                                                           Voting Power
Domestic:
  Eighty-Three/One Hundred, Inc. - Delaware..............      100.00%
  Market View, Inc. - Delaware...........................      100.00
  PPG Architectural Finishes, Inc. - Delaware............      100.00
  PPG Industries International, Inc. - Delaware..........      100.00
  PPG Industries Securities, Inc.........................      100.00
  Transitions Optical, Inc. - Delaware...................       51.00

Canadian:
  PPG Canada Inc.........................................      100.00

European:
  Ampaspace S.r.l. - Italy...............................       80.00
  Hellige Gesellschaft m.b.H. - Austria..................      100.00
  PPG Hellige GmbH - Germany.............................      100.00
  PPG Hellige S.A. - France..............................      100.00
  PPG Hellige S.p.A. - Italy.............................      100.00
  PPG Iberica, S.A. - Spain..............................       60.00
  PPG Industries (Deutschland) GmbH - Germany............      100.00
  PPG Industries Fiber Glass B.V. - The Netherlands......      100.00
  PPG Industries France - France.........................       98.00
  PPG Industries Glass S.A. - France.....................      100.00
  PPG Industries Italia S.r.l. - Italy...................      100.00
  PPG Industries (U.K.) Limited - England................      100.00
  PPG Ouvrie, SA - France................................      100.00
  VB Glas GmbH - Germany.................................      100.00

Subsidiaries in other areas:
  PPG - Feng Tai, Limited - Hong Kong....................       55.00
  PPG Industries Asia/Pacific Ltd. - Japan...............      100.00
  PPG Industries de Mexico, S.A. de C.V. - Mexico........      100.00
  PPG Industries Export Sales Corporation - U.S. Virgin
    Islands..............................................      100.00
  PPG Industries Taiwan Ltd. - Taiwan....................       55.00
  Taiwan Chlorine Industries Ltd. - Taiwan...............       60.00